UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2005

SAN DIEGO GAS & ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

California	1-3779	95-1184800
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8330 Century Park Court

San Diego, California 92123

(Address of Principal Executive Offices) (Zip Code)

(619) 696-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Pursuant to Rule 412 under the Securities Act of 1933, as amended, the following description modifies and supercedes in its entirety the description of the Company’s first mortgage bonds set forth in the prospectus contained in the Company’s Registration Statement on Form S-3 (File No. 333-52150).

DESCRIPTION OF FIRST MORTGAGE BONDS

Unless indicated differently in a prospectus supplement, the following is a general description of the terms and provisions of the bonds we may offer and sell by this prospectus. In this section, references to “indenture” mean the bond indenture.

The bonds will be governed by the indenture. The indenture gives us broad authority to set the particular terms of each series of bonds, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of bonds and the extent, if any, to which the particular terms of the issue modify the terms of the indenture will be described in any accompanying prospectus supplement relating to such series of bonds.

The indenture contains the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the bonds or the indenture. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of terms used in the indenture. We also include references in parentheses to particular sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in a prospectus supplement, these sections or defined terms are incorporated by reference into this prospectus or in a prospectus supplement. This summary also is subject to and qualified by reference to the description of the terms of a particular series of bonds described in the applicable prospectus supplement.

General

We may issue an unlimited amount of bonds under the indenture in one or more series. The bonds will be issued in denominations of $1,000 and integral multiples of $1,000 and only in either definitive form as registered bonds or in book-entry form. Bonds issued in definitive form will be payable, exchangeable for bonds of other authorized denominations and transferable at the office of the trustee in the Borough of Manhattan, City of New York, New York.

Prior to the issuance of each series of bonds, the terms of the particular series of bonds will be specified in a supplemental indenture (including any pricing supplement) and a board resolution. We refer you to the applicable prospectus supplement for a description of the following terms of each series of bonds:

•	the title of the bonds;

•	any limit upon the principal amount of the bonds;

•	the date or dates on which principal will be payable or how to determine the dates;

•	the rate or rates or method of determination of interest; the date from which interest will accrue; the dates on which interest will be payable, which we refer to as the “interest payment dates” and any record dates for the interest payable on the interest payment dates;

•	any obligation or option we have to redeem, purchase or repay bonds, or any option of the registered holder to require to redeem or repurchase bonds, and the terms and conditions upon which the bonds will be redeemed, purchased or repaid;

•	the denominations in which the bonds will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the bonds are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary for the global securities; and

•	any other terms of the bonds that may be different from those described below.

Security for the Bonds

The bonds will be secured by the indenture constituting a valid first lien upon all property and franchises owned by us (except as stated in the following paragraph). All of the bonds issued under the indenture will be secured on a pro rata basis, subject only to permitted liens, non-callable liens, if any, the lien of the trustee for its expenses and advances, and to the provisions relating to any sinking or similar fund for the benefit of any bonds of a particular series.

The following are not subject to the lien contained in the indenture:

•	gas, electric energy and steam produced, purchased or otherwise acquired;

•	contracts, choses-in-action and securities;

•	merchandise and appliances acquired for sale or lease and contracts for the sale of merchandise and appliances;

•	motor vehicles;

•	timber on land owned by us;

•	minerals and mineral rights in land owned by us;

•	oil, coal or gas, or related rights, in land owned by us or gas wells or oil wells or related equipment or coal mines or related equipment;

•	fuel held for consumption;

•	receivables;

•	cash; and

•	the last day of the term of any leasehold estates.

Subject to such limitations and exceptions, all property acquired by us after the date of the indenture will be further security as described in the indenture. (See Granting Clause of the indenture.)

Ranking

The bonds will be our secured and unsubordinated obligations and will rank pari passu in right of payment with all other bonds issued under the indenture. The bonds will be senior in right of payment to our other indebtedness from time to time outstanding to the extent of the property subject to the lien of the indenture and will otherwise rank pari passu in right of payment with all of our unsecured and unsubordinated indebtedness. The bonds are our obligations exclusively, and are not the obligations of any of our subsidiaries.

Payment of Bonds—Principal and Interest

We will pay principal of the bonds at stated maturity, upon redemption or otherwise, upon presentation of the bonds at the office of the trustee, as our paying agent. So long as the bonds are in book-entry form, we will make payments on the bonds to DTC or its nominee, as the registered owner of the bonds, by wire transfer of immediately available funds. If bonds are issued in definitive certificated form under the limited circumstances described under the caption “Global Securities,” we will have the option of paying interest by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the trustee at least 15 days before the applicable payment date by the persons entitled to payment.

Form; Transfers; Exchanges

The bonds initially will be issued in book-entry form and represented by one or more global securities deposited with, or on behalf of, The Depository Trust Company, as depositary, and registered in the name of Cede & Co., its nominee. This means that you will not be entitled to receive a certificate for the bonds that you purchase except under the limited circumstances described below under the caption “Global Securities.” If any of the bonds are issued in certificated form they will be issued only in fully registered form without coupons, in denominations of $1,000 and integral multiples of $1,000.

So long as the bonds are in book-entry form, you will receive payments and may transfer bonds only through the facilities of DTC and its direct and indirect participants as described below under the caption “Global Securities.” We will maintain an office or agency in the Borough of Manhattan, The City of New York where notices and demands in respect of the bonds and the indenture may be delivered to us and where certificated bonds including the bonds may be surrendered for payment, registration of transfer or exchange. That office or agency will initially be an office of the trustee, which is currently located at 100 Wall Street, Suite 1600, New York, New York 10005.

The bonds may be divided into bonds of smaller denominations, of at least $1,000 multiples, or combined into bonds of larger denominations, so long as the total principal amount is not changed. The bonds may also contain provisions permitting the exchange or interchange of bonds from registered bonds to coupon bonds or coupon bonds to registered bonds. (See Section 10 of Article II.) You may exchange or transfer bonds at the office of the trustee. (See Section 11 of Article II.)

Optional Redemption

In the event of a sale, release, the taking by eminent domain, or the purchase by public authority of the property constituting or including all or substantially all of our electric distribution system in the City of San Diego, the entire proceeds from the sale or disposition will be applicable only to the redemption of bonds (prorated, in amount, as between bonds of all series outstanding under the indenture in proportion to the respective total principal amount of each series outstanding under the indenture) and, upon our request, amounts applicable to any particular series of bonds would be applied to redeem all or a portion of the outstanding bonds of that series at the applicable redemption price for that series. (See Sections 12 and 13 of Article XI.)

We will mail notice of any redemption at least 30 days, or such other number of days as shall be fixed by the terms of the bonds to be redeemed, before the redemption date to each holder of registered bonds to be redeemed. We may rescind our notice of redemption within five days prior to the redemption date if we notify the trustee in writing and mail notice of our rescission to each registered holder to whom notice of redemption was mailed. (See Section 2 of Article X.)

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the bonds or portions thereof called for redemption. (See Section 6 of Article X.)

Issuance of Additional Bonds

Additional bonds secured by the indenture may be issued on the basis of:

(a)	60% of the lesser of the cost or fair market value of specified additions to our properties, after deducting the net amount of the property retirements, that have not been previously applied as a credit against maintenance fund payments or applied to the issuance of additional bonds, the withdrawal of cash deposited with the trustee or other indenture purposes (See Article V.);

(b)	the principal amount of bonds retired under the indenture and not previously applied as a credit against maintenance fund payments or applied to the issuance of additional bonds, the withdrawal of cash deposited with the trustee or other indenture purposes (See Article VI.); and

(c)	the deposit of an equal amount of cash with the trustee. (See Article VII.)

However, no additional bonds (except certain types of refunding bonds) may be issued unless the earnings applicable to bond interest for a consecutive 12 month period within the preceding 15 months are at least equal to the greater of two and one-half times the annual interest requirements on, or 10% of the principal amount of, all outstanding bonds and the bonds to be issued. (See Articles V, VI and VII.)

Additional bonds which may be issued may vary from any existing bonds as to maturity, interest rate, redemption prices, sinking fund and in certain other respects. (See Article II.)

Maintenance Fund

We will pay to the trustee annually on May 1, as a maintenance fund, an amount equal to 15% of our gross operating revenues (as defined in the indenture) for the preceding calendar year, less, at our option, credits for the following:

(a)	maintenance expenses,

(b)	the principal amount of bonds retired under the indenture and not previously applied as a credit against maintenance fund payments or applied to the issuance of additional bonds, the withdrawal of cash deposited with the trustee or other indenture purposes,

(c)	the lesser of the cost or fair market value of specified additions to our properties that have not been previously applied as a credit against maintenance fund payments or applied to the issuance of additional bonds, the withdrawal of cash deposited with the trustee or other indenture purposes, and

(d)	15% of that portion of our gross operating revenues attributable to rate increases granted to us since July 1, 1973 to offset increases in our cost of fuel for electric generation and natural gas.

Cash deposited in the maintenance fund may be withdrawn on the basis of retirements of bonds and property additions. (See Article IX.)

Events of Default

A “completed default” occurs with respect to the bonds of any series under the indenture if:

•	we do not pay any principal on any bonds of the applicable series on the due date;

•	we do not pay any interest on any bonds of the applicable series within 30 days of the due date;

•	a court holds that we are bankrupt or enters an order approving a petition seeking our reorganization, unless such judgment or order is vacated within 30 days;

•	a receiver of all or substantially all of our property is appointed, unless such appointment is vacated within 90 days;

•	we file a voluntary petition in bankruptcy, make a general assignment for the benefit of creditors, consent to the appointment of a receiver or file a petition or answer seeking reorganization or a petition to take advantage of any insolvency act; or

•	we fail to perform any other covenant or agreement contained in the indenture, any supplemental indenture or any bond secured by the indenture for 60 days following the mailing to us by the trustee or registered holders of at least 15% of the principal amount of the outstanding bonds of a written demand that such failure be cured.

(See Section 1 of Article XII.)

Remedies

Acceleration

If a completed default occurs and is continuing, then the trustee may, and upon the written request of the holders of at least a majority in principal amount of the outstanding bonds shall, by notice in writing to us, declare the principal amount of all of the outstanding bonds, together with accrued and unpaid interest thereon, to be immediately due and payable. (See Section 1 of Article XII.)

Rescission of Acceleration

After the declaration of acceleration has been made with respect to all outstanding bonds, but before the sale of any mortgaged and pledged property, the declaration of acceleration can be rescinded by written notice to us and the trustee from the holders of a majority in principal amount of the outstanding bonds, if:

(1)	we pay or deposit with the trustee a sum sufficient to pay all overdue installments of interest upon all the outstanding bonds, with interest on overdue installments of interest at the rate of six percent (6%) per annum, together with all sums paid or advanced by the trustee under any provision of the indenture and the reasonable and proper charges, expenses and liabilities of the trustee, its agents, attorneys and counsel, and all other sums payable by us under the indenture, except the principal of, and interest accrued since the next preceding interest date on, the bonds due and payable solely by virtue of such declaration; and

(2)	all completed defaults with respect to the bonds have been remedied. (See Section 1 of Article XII.)

Remedies with Respect to Mortgaged Property

To the extent permitted by law, upon the occurrence of one or more completed defaults, the trustee, upon demand to us, may take actual possession of and enter, hold, operate and manage all of the mortgaged property. The trustee will receive the rents, income, issues and profits from the mortgaged property and will pay the costs and expenses of taking, holding, operating and managing the mortgaged property, including reasonable compensation to the trustee and its agents and counsel, taxes, assessments and expenses for any repairs, alterations and improvements. The remainder of the amount received by the trustee will be applied as follows:

•	if none of the principal of the bonds has become due, to the payment of the interest in default, with interest on the overdue installments at the rate of 6% per annum; or

•	if the principal on any of the bonds shall have become due, to the payment of the interest in default, with interest on the overdue installments at the rate of 6% per annum and then to the payment of the principal of all bonds then due.

(See Section 2 of Article XII.)

Upon the occurrence of one or more completed defaults, the trustee may sell the mortgaged property in its entirety or in such parcels as the holders of a majority in principal amount of the bonds outstanding request in writing, or absent such request, as the trustee may determine, at public auction in San Diego, California, or such other place as may be required by law or by court order. (See Section 3 of Article XII.)

Upon the occurrence of a default by us in the performance of any of the covenants or conditions of the indenture, the trustee will have the right and power to take appropriate judicial proceedings for the enforcement of its rights and the rights of the bondholders. The trustee may, and upon being requested to do so by the holders of a majority in principal amount of the outstanding bonds that are affected by the default must, proceed to enforce payment of the outstanding bonds and to sell the property subject to the lien of the indenture. (See Section 4 of Article XII.)

Control by Registered Holders; Limitations

The registered holders of a majority in principal amount of the outstanding bonds, by written notice to the trustee, will have the right to reasonably direct the method and place of conducting any proceeding for any remedy available to the trustee with respect to all outstanding bonds. (See Section 5 of Article XII.)

In addition, the indenture provides that no holder of bonds will have any right to institute any suit, action or proceeding, at law or in equity, with respect to the indenture or for the appointment of a receiver or for any other remedy under the indenture unless:

•	the holder has previously given the trustee written notice of a continuing default;

•	the holders of at least 25% in aggregate principal amount of the (i) outstanding bonds, or (ii) the bonds then outstanding primarily affected by such default, have so requested the trustee in writing and afforded it reasonable opportunity to exercise its powers under the indenture; and

•	the holders have offered the trustee reasonable security satisfactory to the trustee and indemnity against costs and liabilities incurred in complying with the request.

However, the forgoing restrictions will not affect or impair the right of any bondholder, to the extent permitted by law, to enforce the payment of the principal of and interest on such holder’s bond at and after the maturity thereof or as accelerated by call for redemption thereof, or our obligation, which is absolute and unconditional, to pay the principal of and interest and premium, if any, on each of the bonds to the respective holders thereof at the time and place expressed in the bonds and in the notice of redemption, if any; provided, however, that no bondholder shall be entitled to take any action or institute any such suit to enforce the payment of such holder’s bond, whether for principal, interest or premium, if and to the extent that the taking of such action or the institution or prosecution of any such suit or the entry of judgment therein would under applicable law result in a surrender, impairment, waiver or loss of the lien of the indenture upon the mortgaged and pledged property, or any part thereof, as security for bonds held by any other bondholder. (See Section 15 of Article XII.)

Notice of Default

The trustee is required to give the bondholders notice of any default under the indenture to the extent required by the Trust Indenture Act, unless the default has been cured or waived, within 90 days after the occurrence of a default known to the trustee within such period, within 40 days after the trustee learns of a default; provided however that, except in the case of default in the payment of principal or interest of any bonds, or in the payment of any maintenance fund installment, the trustee may withhold notice of default if and so long as the board of directors, the executive committee of the board of directors, or a trust committee of directors or responsible officers of the trustee in good faith determine that the withholding of notice is in the interest of the bondholders. (See Section 8 of Article XV.)

Consolidation, Merger and Conveyance of Assets as an Entirety, No Financial Covenants

Nothing in the indenture prevents us from consolidating or merging with or into any corporation or any conveyance, transfer or lease of all of our mortgaged and pledged property as an entirety to any corporation, provided that:

•	the terms of the transaction fully preserve and do not impair the lien on the mortgaged and pledged property securing the bonds, or the efficiency or security of the indenture, or any of the rights or powers of the trustee or the holders of the outstanding bonds under the indenture;

•	upon any such consolidation, merger, conveyance or transfer, or upon any such lease where the term of such lease extends beyond the maturity date of any series of bonds, the due and punctual payment of the principal and interest of all the bonds and the performance of all of our covenants and conditions of the indenture shall be assumed by the corporation formed by such consolidation or into which such merger is made or which acquired the mortgaged property as an entirety, or by the lessee under any such lease; and

•	any lease or transfer shall be subject to immediate termination at any time during the continuance of a completed default.

(See Section 1 Article XIV.)

The indenture does not contain any financial covenants.

Modification of the Indenture

With our consent, the provisions of the indenture may be changed by the affirmative vote or consent of the holders of 66 2/3% in principal amount of the bonds then outstanding. However, the maturity of any bonds may not be extended, the interest rate may not be reduced and the terms of payment of principal or interest may not be changed without the consent of the holder of the applicable bond. (See Section 6 of Article XVII.)

Satisfaction and Discharge

The lien on our property securing the bonds will be cancelled and discharged when the bonds have been paid or when we deposit with the trustee sufficient amounts to repay the outstanding principal and interest and irrevocably instruct the trustee to repay the bonds. (See Article XVI.)

Release Provisions

In the absence of a completed default, we may, free from the lien of the indenture and at any time without any release by the trustee, sell obsolete equipment, materials and supplies for not less than the fair value thereof, provided they are replaced by other equipment, materials and supplies of equivalent or greater value, and real property worth less than $2,000 if the proceeds are deposited with the trustee. In the absence of a completed default, we may also surrender, modify or change any franchise or governmental consent or permit, so long as we may still conduct our business in the same territory for the same time or until we determine that the conduct of such business is no longer desirable. (See Section 2 of Article XI.)

The indenture also contains provisions for the release of property by the trustee (i) in the absence of a completed default upon a sale or exchange, and (ii) for property taken by eminent domain, provided that the proceeds of any sale, exchange or taking by eminent domain are deposited with the trustee. (See Sections 3 and 6 of Article XI.)

Evidence of Compliance

The indenture provides that we will furnish to the trustee treasurer’s certificates, engineers’ certificates and, in certain cases, independent engineers’ certificates and independent accountants’ certificates in connection with the authentication of any bonds, the release or release and substitution of property and certain other matters, and opinions of counsel as to the lien of the indenture and certain other matters. (See Articles IV, V, VI, VII, IX and XI.)

Resignation and Removal of the Trustee

The trustee may resign at any time by giving at least 30 days written notice to us and by publishing the notice in a daily newspaper of general circulation in San Diego, California and in the Borough of Manhattan, City of New York, New York. The trustee may also be removed by act of the registered holders of a majority in principal amount of the then outstanding bonds. Under certain circumstances, we may appoint a successor trustee, and if the successor trustee accepts, the trustee will be deemed to have resigned. (See Sections 19 and 20 of Article XV.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAN DIEGO GAS & ELECTRIC COMPANY

Dated: May 13, 2005	By:	/s/ Steven D. Davis
	Name:	Steven D. Davis
	Title:	Senior Vice President and Chief Financial Officer